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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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                               RJR'S SMOKESCREEN

When will RJR spin off Nabisco?

RJR now says, in carefully hedged lawyerspeak:

     "As the litigation environment improves, the Company expects it will be able to consider a spin-off in 1998."(Superior 1)

Translation:

     "If the legal situation gets better, RJR will probably be in a position to think about spinning off Nabisco two years from now."

In other words, don't count on it.

Ask yourself two simple questions:

o Do you really believe tobacco litigation will improve by 1998?

o Do you trust the lawyers who run RJR to decide whether an immediate spinoff is in YOUR best interests?

Brooke believes an immediate spinoff will benefit both of RJR's businesses and substantially increase your stock price. We also believe RJR shares will drop back into the $20's if our consent solicitation fails.

Others agree with us. Gary Black, the #1 tobacco analyst, has just valued a spinoff at $44 per share, with a downside of $29 if Brooke loses.(Superior 2) Michael Price, a respected value investor, believes a spinoff is worth $45-50 per share or $55 with Nabisco sold.(Superior 3) He says, "I don't know why the company should wait."(Superior 4)

Send a message to RJR's Board that you want a spinoff of Nabisco NOW.

Vote for Brooke's consent solicitation by the February 15 deadline.

              IF YOU DON'T VOTE, YOU HAVE VOTED AGAINST A SPINOFF.

                         IMPORTANT VOTING INSTRUCTIONS

YOU MUST DELIVER YOUR BLUE CARD OR VOTING INSTRUCTIONS BY THE CUTOFF DATE, FEBRUARY 15, 1996, TO BE SURE YOUR VOTE IS COUNTED. DISCARD RJR'S YELLOW CARD.

                                   IMPORTANT

If you have any questions or comments about Brooke Group's solicitation, please call Georgeson & Company Inc. at 1-800-SPINOFF. If you are interested in gaining access to information about this solicitation on the World Wide Web, use http://brookegroup.inter.net/brookegroup/

1 Schedule 14A filed with the SEC by RJR Nabisco on January 25, 1996.

2 Sanford Bernstein research report, January 30, 1996.

3 Barron's, January 22, 1996.

4 Reuters, February 1, 1996.